Exhibit 99.1

Micronet Enertec Technologies, Inc. Reports 17% Increase in Second Quarter 2016 Revenues

- Increased interest in the ELD solutions and follow on A&D orders driving backlog

Montvale, NJ, August 11, 2016 -Micronet Enertec Technologies, Inc. (NASDAQCM: MICT), a developer and manufacturer of rugged computers, tablets and computer-based systems for the commercial Mobile Resource Management (MRM) market and for the defense and aerospace markets, today announced financial results for the second quarter ended June 30, 2016.

David Lucatz, Chief Executive Officer of Micronet Enertec Technologies, Inc. stated, “During the second quarter, we continued to see increased interest in our All-In-One products related to the Federal Electronic Logging Device Mandate (The ELD Mandate) that requires fleet operators to electronically track drivers’ hours of service. The mandate impacts a potential market of 2.6 million trucks which will be required to install Electronic Logging Devices. Our onboard, Android-powered solutions are an excellent match for all fleet types and sizes and in addition to driving revenue growth, backlog in our MRM division has doubled since the second quarter of 2015. Specifically, we’re seeing increased demand for our rugged TREQ®317 platform, which in addition to meeting ELD mandate compliance, is also a powerful computing device with full connectivity and an easily adaptable solution. The development of innovative products remains our priority as we focus on broadening our offerings penetrate new segments while growing our solid reputation and position in the MRM industry.

“We also achieved increased backlog and pipeline growth in our Aerospace and Defense business in the quarter, related in part to follow on orders for our Command and Control defense systems. As we’ve stated previously, we expect additional repeat orders for our proven products and systems to contribute to our future growth and profitability. Our reputation as a provider of reliable and very sophisticated solutions for critical defense systems is driving market interest in our solutions and is a competitive strength as we move forward.”

Second Quarter 2016 Review

●          Total revenue increased 17% to $6.7 million for the first quarter of 2016, as compared to $5.7 million in the second quarter of 2015. Sequentially, revenues grew 3% compared to first quarter 2016.

●          Gross profit margin was 23%, as compared to 32% in the second quarter of 2015. The decrease was mainly due to write off of slow moving inventory following a shift in product mix towards new products.

●          Research and development (R&D) expense for the second quarter of 2016 was flat on a dollar basis at $0.7 million, but declined to 10% of sales, compared to 13% of sales, in the second quarter of 2015.

●          Selling, general and administrative (SG&A) expense increased to $2.0 million, or 30% of sales, as compared to $1.5 million, or 26% of sales, in the second quarter of 2015. SG&A includes a $250 thousands provision related to lawsuit.

●          Net loss attributed to MICT for the second quarter of 2016 was $1.2 million, or $0.21 per basic share, as compared to a net loss of $0.6 million, or $0.10 per basic share, for the second quarter of 2015.

●          Non-GAAP net loss for the second quarter was $1 million or ($0.16) per basic, as compared to $0.3 million, or ($0.05) per basic share, for the second quarter of 2015. A reconciliation of GAAP to non-GAAP net loss and loss per share is provided in the table at the end of this press release.

●          At June 30, 2016, the Company reported cash, restricted cash and marketable securities totaling $11.5 million and working capital of $11.7 million.

First Six Months 2016 Review

●          Total revenue increased 16% to $13.2 million for the first half of 2016, as compared to $11.4 million in the same period of 2015.

●          Gross profit margin was 28% as compared to 31% in the first six months of 2015. The decrease was mainly due to write offs of slow moving inventory following a shift in product mix towards new products.

●          Research and development (R&D) expense for the first half of 2016 was $1.4 million, or 10% of sales, compared to $1.5 million, or 13% of sales in the same prior year period.

●          Selling, general and administrative (SG&A) expense increased by $0.4 million to $3.5 million, or 26% of sales, as compared to $3.1 million, or 27% of sales, in 2015. The increase is mainly due to $250 thousands provision related to lawsuit.

●          Net loss attributed to MICT for the first six months of 2016 was $1.6 million, or a loss of $0.27 per basic share, as compared to a net loss of $1.3 million, or a loss of $0.22 per basic share in the first six months of 2015.

●          Non-GAAP net loss for the first six months of 2016 was $1.1 million or ($0.18) per basic, as compared to $0.8 million, or ($0.13) per basic and diluted share, for the first six months of 2015. A reconciliation of GAAP to non-GAAP net loss and loss per share is provided in the table at the end of this press release.

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Recent Developments

During the second quarter, the Company announced that its wholly owned subsidiary, Enertec Systems, was awarded a three stage $5.8 million project for the production of computer-based Defense Command and Control systems for a multi-billion Israeli-based Defense and Aerospace contractor. An order totaling $3.4 million for the first stage of the project has already been received. The Company expects to receive additional orders toward the end of 2016.

Mr. Lucatz concluded, We’re pleased to have delivered overall revenue growth in the second quarter and we’re encouraged by the backlog growth and pipeline trends we are experiencing.

“In our MRM division we are continuing our efforts to increase our market presence as fleets in the U.S. and Canada seek telematics solutions to help them comply with the ELD mandate. Our durable, reliable, in-cab solutions position us well to capitalize on opportunities in the MRM industry, and we look forward to introducing new solutions to the marketplace as the MRM market continues to transition and grow. Our state of the art defense solutions enjoy a strong and growing reputation, diversifying and enhancing the competitive strength to our business.”

Conference Call

Micronet Enertec will host a conference call today at 9:00 a.m. Eastern Time to discuss the Company's financial results for the second quarter ended June 30, 2016. U.S callers may dial: 1-888-668-9141. Callers from outside of the U.S may access the call by dialing 972-3-918-0609. Please dial a few minutes before 9:00 am Eastern Time.

A slide presentation accompanying management's remarks can be accessed at www.micronet-enertec.com.

Participants may also access a live webcast of the conference call through the Investor Relations section of Micronet Enertec’s website at:  http://www.veidan-stream.com/?con=Micronet_Enertec_Technologies_Q2_2016_Results

A telephone replay of the call will be available for two weeks at: 1-888-782-4291, outside of the U.S: 972-3-3-925-5925.

About Micronet Enertec Technologies, Inc.

Micronet Enertec Technologies, Inc. (NASDAQCM: MICT) operates through two primary companies, Enertec Systems 2001 Ltd, its wholly-owned subsidiary, and Micronet Ltd, in which it has a controlling interest. Micronet operates in the growing commercial MRM market, mainly in the United States. Micronet designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments. Enertec operates in the Defense and Aerospace markets and designs, develops, manufactures and supplies various customized military computer-based systems for missile defense systems, command and control and others. The Company's products, solutions and services are designed to perform in severe environments and battlefield conditions. For more information please visit: www.micronet-enertec.com, the content of which is not incorporated by reference into this press release.

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Forward-looking Statement

This press release contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. These forward-looking statements include, but are not limited to those statements regarding our future revenue growth, our pipeline and backlog, increased volumes and demand in the markets in which we operate, our product offerings and future market opportunities, the potential for future enhanced profitability, the potential for additional orders relating to Enertec Systems’ three stage project, the market demand for our TREQ®317 All-In-One wireless platforms, our continued participation in New York City’s Taxi and Limousine Commission Vehicle Safety Technology Pilot program, the expected market potential created by the ELD mandate in the U.S. and Canada, and expected new opportunities for the Company and anticipated Company growth resulting from the ELD mandate. The forward-looking statements contained in this press release are subject to risks and uncertainties, including those discussed in the "Risk Factors" section and elsewhere in the Company's annual report on Form 10-K for the year ended December 31, 2015 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact information:

John Nesbett or Jennifer Belodeau

Institutional Marketing Services (IMS)

(203) 972-9200

jnesbett@institutionalms.com/jbelodeau@institutionalms.com

Tables To Follow

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MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(USD In Thousands, Except Share and Par Value Data)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$1,873	$2,361
Restricted cash	4,616	4,135
Marketable securities	4,974	5,643
Trade account receivables, net	13,669	12,353
Inventories	6,007	7,457
Other accounts receivable	1,536	1,585
Total current assets	32,675	33,534

Property and equipment, net	1,710	1,816
Intangible assets and others, net	2,826	3,297
Long term deposit	32	30
Goodwill	1,466	1,466
Total long term assets	6,034	6,609
Total assets	$38,709	$40,143

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MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(USD In Thousands, Except Share and Par Value Data)

	June 30, 2016	December 31, 2015
LIABILITIES AND EQUITY

Short term bank credit and current portion of long term bank loans	$13,692	$11,012
Short term credit from others and current portion of long term loans from others	1,228	1,037
Trade accounts payable	3,610	5,710
Other accounts payable	2,471	2,484
Total current liabilities	21,001	20,243

Long term loans from banks	1,638	1,978
Long term notes	188	375
Finance lease	8	22
Accrued severance pay, net	83	52
Deferred tax liabilities, net	12	17
Total long term liabilities	1,929	2,444

Stockholders’ Equity:
Preferred stock; $.001 par value, 5,000,000 shares authorized, none issued and outstanding
Common stock; $.001 par value, 25,000,000 shares authorized, 5,878,721 and 5,865,221 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	6	6
Additional paid in capital	8,002	7,812
Accumulated other comprehensive income (loss)	8	(196)
Retained earnings	2,260	3,817
Micronet Enertec stockholders' equity	10,276	11,439

Non-controlling interests	5,503	6,017

Total equity	15,779	17,456

Total liabilities and equity	$38,709	$40,143

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MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(USD In Thousands, Except Share and Earnings Per Share Data)

(Unaudited)

	Six months ended June 30,		Three months ended June 30,
	2016	2015	2016	2015

Revenues	$13,203	$11,426	$6,721	$5,747
Cost of revenues	9,566	7,841	5,163	3,913
Gross profit	3,637	3,585	1,558	1,834

Operating expenses:
Research and development	1,383	1,466	683	723
Selling and marketing	836	819	478	350
General and administrative	2,654	2,238	1,518	1,127
Amortization of intangible assets	460	607	232	305
Total operating expenses	5,333	5,130	2,911	2,505

Loss from operations	(1,696)	(1,545)	(1,353)	(671)
Financial expenses, net	261	261	131	169
In Loss before provision for income taxes	(1,957)	(1,806)	(1,484)	(840)
Benefit for income taxes	(20)	(167)	(51)	(37)

Net loss	(1,937)	(1,639)	(1,433)	(803)
Net loss attributable to non-controlling interests	(379)	(345)	(214)	(215)

Net loss attributable to Micronet Enertec Technologies, Inc.	(1,558)	(1,294)	(1,219)	(588)

Loss per share attributable to Micronet Enertec Technologies, Inc.
Basic	$(0.27)	$(0.22)	$(0.21)	$(0.10)

Weighted average common shares outstanding:
Basic	5,871,039	5,857,951	5,876,921	5,859,675

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Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the U.S., or GAAP, we provide additional financial metrics that are not prepared in accordance with GAAP, or non-GAAP financial measures. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance.

Management believes that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in our business, as they exclude expenses and gains that are not reflective of our ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP.

The non-GAAP adjustments, and the basis for excluding them from non-GAAP financial measures, are outlined below:

●	Amortization of acquired intangible assets - We are required to amortize the intangible assets, included in our GAAP financial statements, related to the Transaction and the Acquisition. The amount of an acquisition’s purchase price allocated to intangible assets and term of its related amortization are unique to these transactions. The amortization of acquired intangible assets are non-cash charges. We believe that such charges do not reflect our operational performance. Therefore, we exclude amortization of acquired intangible assets to provide investors with a consistent basis for comparing pre- and post-transaction operating results.

●	Stock-based compensation - The share based awards granted to certain individuals. They are non-cash and affected by our historical stock prices which are irrelevant to forward-looking analyses and are not necessarily linked to our operational performance.

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The following table reconciles, for the periods presented, GAAP net loss attributable to Micronet Enertec to non-GAAP net loss attributable to Micronet Enertec and GAAP loss per share attributable to Micronet Enertec to non-GAAP net loss per share attributable to Micronet Enertec:

	Six months ended June 30,
	(Dollars in thousands, other than share and per share amounts)
	2016	2015
GAAP net loss attributable to Micronet Enertec	$(1,558)	$(1,294)
Amortization of acquired intangible assets	289	381
Stock-based compensation	190	172
Income tax-effect of above non-GAAP adjustments	(3)	(17)
Total Non-GAAP net loss attributable to Micronet Enertec	$(1,082)	$(758)
Non-GAAP net loss per share attributable to Micronet Enertec	$(0.18)	$(0.13)
Shares used in per share calculations	5,871,039	5,857,951
GAAP net loss per share attributable to Micronet Enertec	$(0.27)	$(0.22)
Shares used in per share calculations	5,871,039	5,857,951

	Three months ended June 30,
	(Dollars in thousands, other than share and per share amounts)
	2016	2015
GAAP net loss attributable to Micronet Enertec	$(1,219)	$(588)
Amortization of acquired intangible assets	146	192
Stock-based compensation	108	103
Income tax-effect of above non-GAAP adjustments	(2)	(8)
Total Non-GAAP net loss attributable to Micronet Enertec	$(967)	$(302)
Non-GAAP net loss per share attributable to Micronet Enertec	$(0.16)	$(0.05)
Shares used in per share calculations	5,876,921	5,859,675
GAAP net loss per share attributable to Micronet Enertec	$(0.21)	$(0.10)
Shares used in per share calculations	5,876,921	5,859,675

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